Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of OMNI Energy Services Corp. on Form S-8 of our report dated March 6, 2006 appearing in the Annual Report on Form 10-K of OMNI Energy Services Corp. for the year ended December 31, 2005.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

August 30, 2006